UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 642-3700
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

InnerWorkings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 3, 2015. The matters that were voted on at the Annual Meeting and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors of the Company for a one-year term expiring in 2016, as follows:

	FOR	AGAINST	BROKER NON-VOTES
Eric D. Belcher	41,175,629	333,759	2,432,901
Jack M. Greenberg	39,336,967	2,172,951	2,432,901
Linda S. Wolf	39,967,108	1,542,810	2,432,901
Charles K. Bobrinskoy	39,964,808	1,545,110	2,432,901
J. Patrick Gallagher, Jr.	36,613,619	4,896,299	2,432,901
David Fisher	39,893,613	1,616,305	2,432,901
Julie M. Howard	39,276,949	2,219,041	2,432,901
Daniel M. Friedberg	40,965,108	544,810	2,432,901

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as the Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2015

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved as follows:

FOR	AGAINST	ABSTAIN
43,906,320	33,426	4,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 5, 2015	By:	/s/ Ronald Provenzano
	Name:	Ronald Provenzano
	Title:	General Counsel and Secretary